Exhibit 99.1

Independence Contract Drilling to Present at

Sidoti Micro-Cap Virtual Conference on August 17-18, 2022

HOUSTON, TEXAS, August 16, 2022 / PRNewswire/ – Independence Contract Drilling, Inc. (the “Company” or “ICD”) (NYSE: ICD) announced that Anthony Gallegos, President and Chief Executive Officer, will be virtually presenting and holding one-on-one meetings at the Sidoti Micro-Cap Conference on August 17-18, 2022.

The virtual presentation will be webcast at 12:15pm eastern standard time on August 18, 2022 and can be accessed live at https://sidoti.zoom.us/webinar/register/WN_v329BfsTQhORFlWeSrs8Qg. The presentation will be available for viewing for 90 days following the event.

To register for the presentation or request one-on-one meetings, please visit www.sidoti.com/events.

About Independence Contract Drilling, Inc.

Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad-optimal ShaleDriller rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com.

INVESTOR CONTACTS:

Independence Contract Drilling, Inc.

E-mail inquiries to: investor.relations@icdrilling.com

Phone inquiries: (281) 598-1211